Faegre Drinker Biddle & Reath LLP

One Logan Square

Suite 2000

Philadelphia, PA 19103-6996

Telephone: (215) 988-2700

August 5, 2022

The RBB Fund, Inc.

615 East Michigan Street

Milwaukee, WI 53202

Re:	Shares Registered by Post-Effective Amendment No. 293 to

Registration Statement on Form N-1A (File No. 33-20827)

Ladies and Gentlemen:

We have acted as counsel to The RBB Fund, Inc. (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 293 (the “Amendment”) to the Company’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended. The Board of Directors of the Company has authorized the issuance and sale by the Company of the following classes and numbers of shares of common stock, $0.001 par value per share (collectively, the “Shares”), with respect to the Company’s US Treasury 30 Year Bond ETF, US Treasury 20 Year Bond ETF, US Treasury 10 Year Note ETF, US Treasury 7 Year Note ETF, US Treasury 5 Year Note ETF, US Treasury 3 Year Note ETF, US Treasury 2 Year Note ETF, US Treasury 12 Month Bill ETF, US Treasury 6 Month Bill ETF, and US Treasury 3 Month Bill ETF:

PORTFOLIO	CLASS	AUTHORIZED SHARES
US Treasury 30 Year Bond ETF	SSSSSSS	100 million
US Treasury 20 Year Bond ETF	TTTTTTT	100 million
US Treasury 10 Year Note ETF	UUUUUUU	100 million
US Treasury 7 Year Note ETF	VVVVVVV	100 million
US Treasury 5 Year Note ETF	WWWWWWW	100 million
US Treasury 3 Year Note ETF	XXXXXXX	100 million
US Treasury 2 Year Note ETF	YYYYYYY	100 million
US Treasury 12 Month Bill ETF	ZZZZZZZ	100 million
US Treasury 6 Month Bill ETF	AAAAAAAA	100 million
US Treasury 3 Month Bill ETF	BBBBBBBB	100 million

The Amendment seeks to register an indefinite number of the Shares. We have reviewed the Company’s Articles of Incorporation, By-Laws, resolutions of its Board of Directors, and such other legal and factual matters as we have deemed appropriate. This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued for payment as described in the Company’s Prospectus offering the Shares and in accordance with the Company’s Articles of Incorporation for not less than $0.001 per share, will be legally issued, fully paid and non-assessable by the Company.

We consent to the filing of this opinion as an exhibit to the Amendment to the Company’s Registration Statement.

Very truly yours,

/s/ Faegre Drinker Biddle & Reath LLP
Faegre Drinker Biddle & Reath LLP